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                                                                   EXHIBIT 10.68

                                                     RAYMOND L. MOSS
                                                     Direct Dial: (770) 481-7201
                                                     E-mail: rlmoss@smkdlaw.com



July ______, 1999


To:      The Holders
         Greenfield Capital Partners, LLC

         RE: HOMECOM COMMUNICATIONS, INC.

Ladies and Gentlemen:

     We have acted as counsel to HomeCom Communications, Inc., a Delaware corporation (the "Company"), in connection with the Securities Purchase Agreement, dated as of July 23, 1999, between you and the Company (the "PURCHASE AGREEMENT") and the transactions contemplated thereby. This opinion is furnished to you pursuant to Section 7(d) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

     In connection with the opinion expressed below, we have examined the following documents:

     (i) The Certificate of Incorporation and Bylaws of the Company, each as currently in effect;

     (ii) The Certificate of Designations as filed with the Secretary of State of the State of Delaware;

     (iii)  Certain resolutions of the Board of Directors of the Company;

     (iv)   The Purchase Agreement;

     (v)    The Registration Rights Agreement;

     (vi)   The form of Warrant;

     (vii)  The Irrevocable Transfer Agent Instructions;


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The Holders
Greenfield Capital Partners, LLC
July ______, 1999
Page 3


     (viii) The Certificate of Good Standing dated March 1999, with respect to the Company as issued by the Secretary of State of the State of Delaware (the "DELAWARE CERTIFICATE OF GOOD STANDING");

     (ix)   The Minute Books of the Company (the "COMPANY MINUTE BOOKS");

     (x) The disbursement instructions issued to you and the Company with respect to the consideration to be paid for the Series C Shares and the other documents delivered at closing; and

     (xi) The Placement Agency Agreement between Greenfield Capital Partners, LLC and the Company.

The Purchase Agreement, the Certificate of Designations, the Registration Rights Agreement, the form of Warrant and the Irrevocable Transfer Agent Instructions are herein referred to collectively as the "TRANSACTION AGREEMENTS." We have also examined and considered such corporate records, certificates and other statements of corporate officers of the Company and matters of law as we have deemed appropriate as a basis for our opinions set forth below.

     The opinions expressed herein are subject to the following assumptions, limitations, qualifications and exceptions:

     (a) We have assumed the genuineness of all signatures, the authenticity of all Transaction Agreements submitted to us as originals, the conformity with originals of all Transaction Agreements submitted to us as copies, the authenticity of certificates of public officials and the due authorization, execution and delivery of all Transaction Agreements (except the due authorization, execution and delivery by the Company of the Transaction Agreements).

     (b) In examining agreements (including the Transaction Agreements) executed by parties other than the Company (the "OTHER PARTIES"), we have assumed that each Other Party has the legal right, capacity and power to enter into, enforce and perform all of its obligations under such agreements. Furthermore, we have assumed the due authorization by each of the Other Parties of all requisite action and the due execution and delivery of such agreements by each of the Other Parties, and that such agreements are valid and binding upon each of the Other Parties and are enforceable against each Other Party in accordance with their terms.


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The Holders
Greenfield Capital Partners, LLC
July ______, 1999
Page 4

     (c) We express no opinion as to the enforceability of the indemnification and contribution provisions contained in Transaction Agreements or any provisions contained in the Transaction Agreements requiring the payments of penalties including penalty interest, in each case to the extent


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The Holders
Greenfield Capital Partners, LLC
July ______, 1999
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any such provisions may be subject to limitations of public policy and applicable statutes and judicial decisions, including without limitation, federal and state securities laws;

     (d) We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar federal or state laws affecting the rights of creditors generally.

     (e) We express no opinion as to the enforceability of the choice of law provisions in any of the Transaction Agreements.

     (f) We express no opinion as to the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedies are considered in a proceeding at law or in equity) or as to the effect of general equitable principles.

     (g) As to our opinion regarding the valid existence and good standing of the Company, we have relied solely upon the Delaware Certificate of Good Standing.

     Furthermore, the following opinions are qualified to the extent that the validity or enforceability of any provision of any of the Transaction Agreements is subject to or affected by:

     (i) limitations based on statutes and public policy regarding the enforceability of express or implied waivers including, without limitation, waivers of rights, claims or defenses;

     (ii) limitations on the enforceability of a requirement that provisions of the Transaction Agreements may only be amended or waived in writing, to the extent that an oral agreement modifying provisions of the Transaction Agreements has been performed;

     (iii) limitations on the effectiveness of "severability" provisions depending on the materiality of the unenforceable provision to the Transaction Agreements as a whole and to the undertakings of the parties thereunder; and

     (iv) limitations imposed by state blue sky laws.

     For purposes of factual matters relevant to the opinions expressed herein, we have relied on (a) the representations and warranties of the Company contained in the Transaction Agreements and (b) certificates of public officials and the Company's transfer agent and statements and certificates of the


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The Holders
Greenfield Capital Partners, LLC
July ______, 1999
Page 6

officers of the Company. Wherever any statement herein with respect to the existence or absence of facts is qualified by the phrase "to our knowledge" or similar phrase, it is intended to indicate that after a review of (i) the representations and warranties of the Company contained in the Transaction Agreements and (ii) certificates of public officials and the Company's transfer agent and statements and certificates of the officers of the Company, (iii) the Company Minute Books and during the course of our representation of the Company through the date hereof, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have represented the Company in connection with the Transaction Agreements and the transaction contemplated thereby. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or our rendering of the opinion set forth below.

     Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions stated herein, we are of the opinion that as of the date hereof:

     1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

     2. (a) The Company has the requisite corporate power and authority to execute, deliver and perform the Transaction Agreements, (b) the filing of the Certificate of Designations and the execution and delivery of the Transaction Agreements by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required under Delaware General Corporate Law, the Company's Certificate of Incorporation or Bylaws, (c) the Transaction Agreements have been duly executed and delivered by the Company and the Certificate of Designations has been duly executed and properly filed by the Company with the Secretary of State of the State of Delaware in accordance with the requirements of the Delaware General Corporate Law (the "DELAWARE CORPORATE LAW") and has become effective under the Delaware Corporate Law, and (d) the Transaction Agreements constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

     3. The issuance and sale of Preferred Shares to be purchased by you has been duly authorized, and are validly issued, fully paid and non-assessable and not subject


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The Holders
Greenfield Capital Partners, LLC
July ______, 1999
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to preemptive rights. The issuance of the Warrants to be issued to you have been duly authorized and, upon issuance in accordance with the terms of the Transaction Agreements, will be validly issued, fully paid and non-assessable and not subject to preemptive rights or rights of first refusal.

     4. As of the date hereof the authorized capital stock of the Company consists of (i) 15,000,000 shares of Common Stock, par value $.0001 per share, of which ___________________ shares are issued and outstanding and (ii) 1,000,000 shares of preferred stock, par value $.0001 per share, of which, to our knowledge, (A) 125 shares have been designated as Series A Preferred Stock, none of which are issued and outstanding, and (B) 125 shares have been designated Series B Convertible Preferred Stock, all of which were issued and outstanding. Except as set forth on Schedule 3(c) to the Purchase Agreement, there are no outstanding shares of capital stock or other securities convertible into or exchangeable or excisable for shares of the capital stock of the Company.

     5. Assuming your representations, warranties and covenants set forth in the Transaction Agreements are true and correct, the Series C Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares may be issued to you without registration under the 1933 Act, the securities laws of any state or the Trust Indenture Act.

     6. No authorization approval or consent of or filing with any court, governmental body, regulatory agency, self-regulatory organization or stock exchange or market, or the stockholders of the Company, or, to our knowledge, any third party is required to be obtained by the Company to enter into and perform its obligations under the Transaction Agreements or for the issuance and sale of the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares as contemplated by the Transaction Agreements.

     7. The execution, delivery and performance by the Company of the Transaction Agreements, the consummation by the Company of the transactions contemplated thereby and compliance by the Company with the terms thereof does not (a) violate, conflict with or constitute a default (or an event that with notice or lapse of time or both would become a default) under the Certificate of Incorporation or Bylaws of the Company or (b) result in any material violation of any material law, applicable to the Company that in our experience normally is applicable to transactions of the type contemplated by the Transaction Agreements or any judgments, orders and decrees of which we are aware.

     8. To our knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization pending or threatened against or affecting the Company or its subsidiary.

     9. The Company is not an "investment company" or an entity controlled by an "investment


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The Holders
Greenfield Capital Partners, LLC
July ______, 1999
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company," as such terms are defined in the Investment Company Act of
1940, as amended.

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The Holders
Greenfield Capital Partners, LLC
July ______, 1999
Page 9


     We are members of the Bar of the Sate of Georgia and we do not express any opinion concerning any law other than the laws of the State of Georgia, the General Corporation Law of the State of Delaware and the federal laws of the United States. To the extent that the governing law with respect to any matters covered by this opinion is the law of a jurisdiction other than Georgia or federal law, we have assumed that the law of such other jurisdiction is identical to Georgia law.

     This opinion is furnished as of the date hereof and we assume no obligation to update this Opinion or to advise you of any events, circumstances or developments that occur or are otherwise brought to our attention subsequent to the date hereof. This opinion is furnished to you solely for your benefit in connection with the transactions contemplated by the Transaction Agreements and may not be used, circulated, quoted or otherwise referred to or relied upon by any other person (other than the Affiliates (as defined below) of the addressee of this opinion who shall upon a transfer of the Series C Shares to such affiliate be entitled to rely on this opinion as if they were the addressee hereof) or for any other purpose without our express prior written consent. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. As used in this opinion, the term "Affiliate" means with respect to any person or any entity which controls, is controlled by or is under common control with such person and the term "control" means the power, directly or indirectly, including through contract, to direct investment decisions including the acquisition, disposition and voting of securities. For the avoidance of doubt, the term "Affiliate" means Greenfield Capital Partners, LLC.

                                        Very truly yours,

                                        SIMS MOSS KLINE & DAVIS LLP